1


                                  Exhibit 10.2



                        Summary of Director Compensation


Attached is Schedule B which details Board of Director and Committee Member compensation. Directors that are salaried officers of the corporation receive no director or committee compensation. Schedule B is approved annually by the Board of Directors.

                             Exhibit 10.2 Continued

                                   SCHEDULE B
                                 JANUARY 8, 2008

DIRECTORS' COMPENSATION:          Non-salaried Directors $15,000 annual retainer
------------------------          plus $1,500 per meeting attended  of Tri  City
                                  National Bank and $300 per meeting attended of Tri City Bankshares Corporation, payable quarterly

EXECUTIVE COMMITTEE:              Annual compensation, payable quarterly:
  Ronald K. Puetz                 Ronald K. Puetz - no compensation
  William Gravitter               William Gravitter                  $17,900
  Sanford Fedderly                Sanford Fedderly                   $12,150
  Christ Krantz                   Christ Krantz                      $ 5,600

LOAN COMMITTEE:
  William Werry, Chairman         Non-salaried Directors:
  Robert W. Orth                  Chairman $750 per meeting attended
  Sanford Fedderly                Other members $500 per meeting attended
  William Gravitter               Payable quarterly
  Christ Krantz
  Ronald K. Puetz
  Scott A. Wilson

AUDIT COMMITTEE:
  William N. Beres, Chairman      Chairman $10,000 per annum, payable quarterly
  Sanford Fedderly                Non-salaried members $250 per meeting attended
  Christ Krantz                   Payable quarterly
  Brian McGarry

CRA/COMPLIANCE COMMITTEE:
  Scott A. Wilson, Chairman       Non-salaried Directors:
  David A. Ulrich, Jr.            $250 per meeting attended, payable quarterly
  Scott D. Gerardin
  Georgia Franecki
  Joseph Porter
  Michael Koenen
  William Zick
  Mark Dandrea
  Kristen Gagliano